CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement of (i) our reports dated February 7, 1997 included in Georgia-Pacific Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Georgia-Pacific's Annual Report on Form 10-K/A filed on March 17, 1997 and its Annual Report on Form 10-K/A-1 filed on March 25, 1997, (ii) our report dated April 29, 1997 on the financial statements of the Georgia-Pacific Corporation Savings and Capital Growth Plan and included in that Plan's Annual Report on Form 11-K for the year ended December 31, 1996, and (iii) our report dated April 29, 1997 on the financial statements of the Georgia-Pacific Corporation Hourly 401(k) Savings Plan included in that Plan's Annual Report on Form 11-K for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.

                                        /s/ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP

Atlanta, Georgia
December 18, 1997